Exhibit 99.1

Cardlytics Announces Fourth Quarter and Fiscal Year 2019 Financial Results
Atlanta, GA – March 3, 2020 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that makes marketing more relevant and measurable, today announced financial results for the fourth quarter and fiscal year ended December 31, 2019. Supplemental information is available on the Investor Relations section of the Cardlytics' website at http://ir.cardlytics.com/.
“We experienced strong growth in 2019, as illustrated by our excellent fourth quarter results that exceeded our prior guidance,” said Scott Grimes, CEO & Co-Founder of Cardlytics. “Our team's efforts, coupled with our investments in the platform, will support the opportunity to deliver sustained growth for years to come.”
“We have seen strong early engagement with our program at Wells Fargo, which was launched during the fourth quarter and will continue to roll out through the first half of 2020,” said Lynne Laube, COO & Co-Founder of Cardlytics. “Our 2019 results reaffirm our belief that we will see increased logos and spend in 2020 as marketers fully understand the impact we can have on their business."
Fourth Quarter 2019 Financial Results

•	Total revenue was $69.3 million, an increase of 44.9% year-over-year, compared to $47.8 million in the fourth quarter of 2018.

•
Net income attributable to common stockholders was $3.4 million, or $0.12 per diluted share, based on 26.1 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(11.6) million, or $(0.53) per diluted share, based on 21.8 million weighted-average common shares outstanding in the fourth quarter of 2018.

•
Non-GAAP net income was $5.2 million, or $0.18 per diluted share, based on 28.1 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss of $(1.3) million, or $(0.06) per diluted share, based on 21.8 million non-GAAP weighted-average common shares outstanding in the fourth quarter of 2018.

•	Billings, a non-GAAP metric, was $100.9 million, an increase of 43.7% year-over-year, compared to $70.2 million in the fourth quarter of 2018.

•	Adjusted contribution, a non-GAAP metric, was $31.0 million, an increase of 40.4% year-over-year, compared to $22.1 million in the fourth quarter of 2018.

•	Adjusted EBITDA, a non-GAAP metric, was a gain of $6.9 million, an increase of $6.6 million year-over-year, compared to a gain of $0.3 million in the fourth quarter of 2018.
Fiscal Year 2019 Financial Results

•	Total revenue was $210.4 million, an increase of 39.6%, compared to $150.7 million in 2018.

•
Net loss attributable to common stockholders was $(17.1) million, or $(0.72) per diluted share, based on 23.7 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(53.2) million, or $(2.79) per diluted share, based on 19.1 million weighted-average common shares outstanding in 2018.

•
Non-GAAP net income was $(1.9) million, or $(0.08) per diluted share, based on 23.7 million non-GAAP weighted-average common shares outstanding, compared to a loss of $(14.8) million, or $(0.73) per diluted share, based on 20.2 million non-GAAP weighted-average common shares outstanding in 2018.

•	Billings, a non-GAAP metric, was $316.1 million, an increase of 44.3%, compared to $219.0 million in 2018.

•	Adjusted contribution, a non-GAAP metric, was $95.2 million, an increase of 37.1%, compared to $69.5 million in 2018.

•	Adjusted EBITDA, a non-GAAP metric, was a gain of $6.1 million, an increase of $12.6 million, compared to a loss of $(6.6) million in 2018.
“We are pleased with the incremental budget expansions that contributed to the acceleration we saw in the fourth quarter and back half of the year,” said David Evans, CFO of Cardlytics. “We are confident that strong execution against our key growth strategies will enable us to reach our long-term operational and financial goals.”

Key Metrics

•
Average FI MAUs in the quarter were 133.4 million, an increase of 60.3%, compared to 83.2 million in the fourth quarter of 2018. For full year 2019, average FI MAUs were 122.6 million, an increase of 88.6%, compared to 65.0 million in 2018.

•	ARPU in the quarter was $0.52, a decrease of (8.8)%, compared to $0.57 in the fourth quarter of 2018. For full year 2019, ARPU was $1.72, an decrease of (25.1)%, compared to $2.30 in 2018.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
First Quarter 2020 Financial Expectations
Cardlytics anticipates billings, revenue, adjusted contribution and adjusted EBITDA to be in the following ranges (in millions):

Q1 2020 Guidance
Billings(1)	$64.0 - $69.0
Revenue	$43.5 - $46.5
Adjusted contribution(2)	$19.0 - $20.5
Adjusted EBITDA(3)	($4.5) - ($3.0)

(1)	A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."

(2)
A reconciliation of adjusted contribution to GAAP gross profit on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

(3)
A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and fiscal year 2019 financial results during a teleconference today, March 3, 2020, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 8886276. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on March 17, 2020 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 8886276. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the first quarter of 2020, future growth, the roll-out of Wells Fargo, growth in marketers and marketer spend, and achievement of long-range goals. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America"), Wells Fargo Bank, National Association (“Wells Fargo”) and a limited number of other financial institutions (“FIs”) partners; our ability to successfully implement Cardlytics Direct for Wells Fargo customers and maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 3, 2020 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net income (loss) and non-GAAP income (loss) per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net income (loss) and non-GAAP net income (loss) per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to marketers for advertising campaigns in order to generate revenue. Billings is reported gross of both Consumer Incentives and FI Share. Our GAAP revenue is recognized net of Consumer Incentives and gross of FI Share. We define adjusted contribution as a measures by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our FI partners. Adjusted contribution demonstrates how incremental marketing spend on our platform generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our FI Share and other third-party costs exclusive of a non-cash equity expense and amortization of deferred FI implementation costs, which are non-cash costs. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net loss before income tax benefit; interest expense (income), net; depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; amortization of deferred FI implementation costs; costs associated with financing events; loss on extinguishment of debt; change in fair value of warrant liabilities, net; and a non-cash equity expense recognized in FI Share. We define non-GAAP net loss (income) as our net loss (income) before stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency loss (gain); loss on extinguishment of debt; costs associated with financing events; and non-cash equity expense recognized in FI Share. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA. We define non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP weighted-average common shares outstanding, diluted, which includes our GAAP weighted-average common shares outstanding, diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email containing our offers from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented. We define ARPU as the total Cardlytics Direct revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$104,458	$39,623
Restricted cash	129	20,247
Accounts receivable, net	81,452	58,125
Other receivables	3,908	2,417
Prepaid expenses and other assets	5,783	3,956
Total current assets	195,730	124,368
Long-term assets:
Property and equipment, net	14,290	10,230
Intangible assets, net	389	370
Capitalized software development costs, net	3,815	1,625
Deferred FI implementation costs, net	8,383	15,877
Other long-term assets, net	1,706	1,293
Total assets	$224,313	$153,763
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,229	$2,099
Accrued liabilities:
Accrued compensation	8,186	5,936
Accrued expenses	6,018	4,388
FI Share liability	41,956	27,656
Consumer Incentive liability	19,861	11,476
Deferred revenue	1,127	346
Current portion of long-term debt	24	21
Total current liabilities	78,401	51,922
Long-term liabilities:
Deferred liabilities	2,632	3,173
Long-term debt, net of current portion	13	46,693
Total liabilities	81,046	101,788
Stockholders’ equity:
Common stock	8	7
Additional paid-in capital	480,578	371,463
Accumulated other comprehensive income	1,312	1,992
Accumulated deficit	(338,631)	(321,487)
Total stockholders’ equity	143,267	51,975
Total liabilities and stockholders’ equity	$224,313	$153,763

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$69,293	$47,819	$210,430	$150,684
Costs and expenses:
FI Share and other third-party costs	38,986	26,222	118,080	85,371
Delivery costs	3,207	3,123	12,893	10,632
Sales and marketing expense	12,370	13,963	43,828	41,878
Research and development expense	2,958	3,766	11,699	16,210
General and administration expense	9,162	10,742	36,720	34,228
Depreciation and amortization expense	1,354	811	4,535	3,282
Total costs and expenses	68,037	58,627	227,755	191,601
Operating income (loss)	1,256	(10,808)	(17,325)	(40,917)
Non-operating income (expense):
Interest income (expense), net	312	(269)	(548)	(3,264)
Change in fair value of warrant liabilities, net	—	—	—	(6,760)
Other income (expense), net	1,859	(489)	729	(2,101)
Total non-operating income (expense)	2,171	(758)	181	(12,125)
Income (loss) before income taxes	3,427	(11,566)	(17,144)	(53,042)
Income tax benefit	—	—	—	—
Net income (loss)	3,427	(11,566)	(17,144)	(53,042)
Adjustments to the carrying value of redeemable convertible preferred stock	—	—	—	(157)
Net income (loss) attributable to common stockholders	$3,427	$(11,566)	$(17,144)	$(53,199)
Net income (loss) per share attributable to common stockholders, basic	$0.13	$(0.53)	$(0.72)	$(2.79)
Net income (loss) per share attributable to common stockholders, diluted	$0.12	$(0.53)	$(0.72)	$(2.79)

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Delivery costs	$172	$162	$711	$633
Sales and marketing expense	1,157	3,808	4,248	9,358
Research and development expense	415	946	1,619	4,087
General and administration expense	1,841	4,906	9,273	12,712
Total stock-based compensation expense	$3,585	$9,822	$15,851	$26,790

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2019	2018
Operating activities
Net loss	$(17,144)	$(53,042)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,535	3,282
Amortization of financing costs charged to interest expense	95	282
Accretion of debt discount and non-cash interest expense	—	2,326
Stock-based compensation expense	15,851	26,790
Change in the fair value of warrant liabilities, net	—	6,760
Other non-cash expense, net	631	4,771
Amortization and impairment of deferred FI implementation costs	2,869	1,618
Settlement of paid-in-kind interest	—	(8,353)
Change in operating assets and liabilities:
Accounts receivable	(26,018)	(9,426)
Prepaid expenses and other assets	(2,224)	(2,275)
Deferred FI implementation costs	—	(9,250)
Recovery of deferred FI implementation costs	4,625	5,380
Accounts payable	(601)	911
Other accrued expenses	6,152	3,255
FI Share liability	14,301	3,742
Customer Incentive liability	8,385	4,234
Net cash provided by (used in) operating activities	11,457	(18,995)
Investing activities
Acquisition of property and equipment	(8,277)	(5,920)
Acquisition of patents	(31)	(23)
Capitalized software development costs	(2,712)	(1,399)
Net cash used in investing activities	(11,020)	(7,342)
Financing activities
Proceeds from issuance of debt	—	47,435
Principal payments of debt	(46,698)	(52,581)
Proceeds from issuance of common stock	91,216	72,334
Equity issuance costs	(196)	(1,949)
Debt issuance costs	(143)	(48)
Net cash provided by financing activities	44,179	65,191
Effect of exchange rates on cash, cash equivalents and restricted cash	101	(246)
Net increase in cash, cash equivalents and restricted cash	44,717	38,608
Cash, cash equivalents, and restricted cash — Beginning of period	59,870	21,262
Cash, cash equivalents, and restricted cash — End of period	$104,587	$59,870

CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS
(Dollars in thousands)

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Billings(1)	$100,935	$70,216	$30,719	44%	$316,053	$218,980	$97,073	44%
Consumer Incentives	31,642	22,397	9,245	41	105,623	68,296	37,327	55
Revenue	69,293	47,819	21,474	45	210,430	150,684	59,746	40
Adjusted FI Share and other third-party costs(1)(2)(3)	38,290	25,740	12,550	49	115,211	81,234	33,977	42
Adjusted contribution(1)(3)	$31,003	$22,079	$8,924	40%	$95,219	$69,450	$25,769	37%

(1)
Billings, adjusted FI share and other third-party costs and adjusted contribution are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings" and "Reconciliation of GAAP Gross Profit to Adjusted Contribution."

(2)
Adjusted FI Share and other third-party costs excludes a non-cash equity expense included in FI Share and amortization of deferred FI implementation costs, as detailed below under the heading "Reconciliation of GAAP Gross Profit to Adjusted Contribution."

(3)
Adjusted FI Share and other third-party costs and adjusted contribution include the impact of a $0.8 million gain during 2018 related to the renewal of our agreement with an FI partner, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$69,293	$47,819	$210,430	$150,684
Plus:
Consumer Incentives	31,642	22,397	105,623	68,296
Billings	$100,935	$70,216	$316,053	$218,980

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$69,293	$47,819	$210,430	$150,684
Minus:
FI Share and other third-party costs(1)	38,986	26,222	118,080	85,371
Delivery costs(2)	3,207	3,123	12,893	10,632
Gross profit(1)	27,100	18,474	79,457	54,681
Plus:
Delivery costs(2)	3,207	3,123	12,893	10,632
Non-cash equity expense included in FI Share(3)	—	—	—	2,519
Amortization of deferred FI implementation costs(3)	696	482	2,869	1,618
Adjusted contribution(1)	$31,003	$22,079	$95,219	$69,450

(1)
FI Share and other third-party costs, gross profit and adjusted contribution include the impact of a $0.8 million gain during 2018 related to the renewal of our agreement with an FI partner, which contains certain amendments that are retroactively applied as of January 1, 2018.

(2)
Stock-based compensation expense recognized in delivery costs totaled $0.2 million during the three months ended December 31, 2018 and 2019, respectively. Stock-based compensation expense recognized in delivery costs totaled $0.6 million and $0.7 million during the twelve months ended December 31, 2018 and 2019, respectively.

(3)	Non-cash equity expense included in FI Share and amortization of deferred FI implementation costs are excluded from adjusted FI Share and other third party costs as shown below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
FI Share and other third-party costs	$38,986	$26,222	$118,080	$85,371
Minus:
Non-cash equity expense included in FI Share	—	—	—	2,519
Amortization of deferred FI implementation costs	696	482	2,869	1,618
Adjusted FI Share and other third-party costs	$38,290	$25,740	$115,211	$81,234

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)(1)	$3,427	$(11,566)	$(17,144)	$(53,042)
Plus:
Income tax benefit	—	—	—	—
Interest (income) expense net	(312)	269	548	3,264
Depreciation and amortization	1,354	811	4,535	3,282
Stock-based compensation expense	3,585	9,822	15,851	26,790
Foreign currency (gain) loss	(1,859)	490	(781)	1,172
Amortization of deferred FI implementation costs	696	482	2,869	1,618
Loss on extinguishment of debt	—	—	51	924
Change in fair value of warrant liability	—	—	—	6,760
Non-cash equity expense included in FI Share	—	—	—	2,519
Costs associated with financing events	—	—	123	118
Adjusted EBITDA(1)	$6,891	$308	$6,052	$(6,595)

(1)
Net loss and adjusted EBITDA include the impact of a $0.8 million gain during 2018 related to the renewal of our agreement with an FI partner, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS) PER SHARE
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)(1)	$3,427	$(11,566)	$(17,144)	$(53,042)
Plus:
Stock-based compensation expense	3,585	9,822	15,851	26,790
Foreign currency (gain) loss	(1,859)	490	(781)	1,172
Loss on extinguishment of debt	—	—	51	924
Change in fair value of warrant liabilities	—	—	—	6,760
Non-cash equity expense included in FI Share	—	—	—	2,519
Costs associated with financing events	—	—	123	118
Non-GAAP net income (loss)(1)	5,153	(1,254)	(1,900)	(14,759)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
GAAP weighted-average common shares outstanding, diluted	28,083	21,760	23,746	19,060
Weighted-average preferred shares, assuming conversion	—	—	—	1,108
Non-GAAP weighted-average common shares outstanding, diluted	28,083	21,760	23,746	20,168
Non-GAAP net income (loss) per share, diluted	$0.18	$(0.06)	$(0.08)	$(0.73)

(1)
Net income (loss) and non-GAAP net income (loss) include the impact of a $0.8 million gain during 2018 related to the renewal of our agreement with an FI partner, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS
(Amounts in millions)

Q1 2020 Guidance
Revenue	$43.5 - $46.5
Plus:
Consumer Incentives	$17.5 - $25.5
Billings	$64.0 - $69.0

Contacts:
Public Relations:
ICR
cardlyticspr@icrinc.com
Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com